WINTHROP REALTY TRUST

AT THE COMPANY
Beverly Bergman
(617) 570-4614

         WINTHROP REALTY TRUST DECLARES QUARTERLY CASH DIVIDEND OF $.065
                                PER COMMON SHARE

      FOR IMMEDIATE RELEASE - BOSTON, March 11 /PRNewswire-FirstCall/ - Winthrop Realty Trust (NYSE:FUR) today announced that its Board of Trustees has declared a quarterly dividend of $0.065 per share payable on April 15, 2008 to common shareholders of record on March 31, 2008.

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      Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT)
headquartered in Boston, Massachusetts. Additional information on Winthrop
Realty Trust is available on its Web site at www.winthropreit.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risk and uncertainties that may individually or collectively impact the matters herein described. These are detailed from time to time in the "Risk Factors" section of the Company's SEC reports. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.